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                         SEVENTH AMENDMENT TO REVOLVING
                          CREDIT AND SECURITY AGREEMENT

         This SEVENTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") is made and entered into on June 26, 2002, by and among REPTRON ELECTRONICS, INC., a corporation organized under the laws of the State of Florida ("Reptron"); LAKE SUPERIOR MERGER CORPORATION, a corporation organized under the laws of the State of Florida ("Superior"); HIBBING ELECTRONICS CORPORATION, a corporation organized under the laws of the State of Minnesota ("Hibbing"; Reptron, Superior and Hibbing, each a "Borrower" and collectively "Borrowers"); the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders"; and PNC BANK, NATIONAL ASSOCIATION, a national association ("PNC"), as collateral and administrative agent for Lenders (PNC, together with its successors in such capacity, the "Agent").

                                    Recitals:

         Agent, Lenders and Borrowers are parties to a certain Revolving Credit and Security Agreement dated January 8, 1999 (as amended at any time, the "Credit Agreement") pursuant to which Lenders have made certain revolving credit loans and other extensions of credit to Borrowers.

         The parties desire to amend the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the satisfaction of the condition precedent set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

         a. By inserting the following definition of "Applicable Letter of Credit Margin" to Section 1.2 of the Credit in proper alphabetical order:

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          "Applicable Letter of Credit Margin" shall mean the percentage set forth below for the period corresponding thereto:

                    Period                                    Percentage

          June 26, 2002 through June 30, 2002                  3.00%
          July 1, 2002 through July 31, 2002                   3.25%
          August 1, 2002 through August 31, 2002               3.50%
          September 1, 2002 through September 30, 2002         3.75%
          October 1, 2002 and thereafter                       4.00%

     b. By deleting the definitions of "Applicable Facility Fee Percentage," "Applicable Margin," "EBITDA," "Inventory Sublimit Amount," "Maximum Revolving Advance Amount," and "Required Undrawn Availability" from Section 1.2 of the Credit Agreement and inserting the following in lieu thereof:

          "Applicable Facility Fee Percentage" shall mean one-half of one percent (0.50%) per annum).

          "Applicable Margin" shall mean the percentage set forth below for the period corresponding thereto:

                    Period                                    Percentage

          June 26, 2002 through June 30, 2002                  1.00%
          July 1, 2002 through July 31, 2002                   1.25%
          August 1, 2002 through August 31, 2002               1.50%
          September 1, 2002 through September 30, 2002         1.75%
          October 1, 2002 and thereafter                       2.00%

          "EBITDA" shall mean for any period the sum, for Borrowers on a consolidated basis, of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, plus (iv) for the Fiscal Quarter ending June 30, 2002, any and all cash income tax refunds actually received.

          "Inventory Sublimit Amount" shall mean the amount set forth below for the period corresponding thereto:

                   Period                                  Amount

          June 26, 2002 through June 30, 2002            $29,750,000
          July 1, 2002 through September 30, 2002        $28,750,000
          October 1, 2002 and thereafter                 $27,750,000

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          "Maximum Revolving Advance Amount" shall mean the amount set forth below for the period corresponding thereto:

                    Period                                  Amount

           June 26, 2002 through August 30, 2002          $60,000,000
           August 31, 2002 through November 29, 2002      $55,000,000
           November 30, 2002 and thereafter               $50,000,000

          "Required Undrawn Availability" shall mean $3,000,000.

     c. By deleting Section 2.1(a)(y)(ii) of the Credit Agreement and inserting the following in lieu thereof:

          (ii) up to the lesser of (A) thirty-one percent (31%), subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of the Value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates"), or (B) the lesser of (1) the Inventory Sublimit Amount or (2) eighty percent (80%) (or such lesser percentage as Agent may in its reasonable credit judgment determine from time to time) of the net orderly liquidation value of Eligible Inventory (as determined from time to time based upon appraisals acceptable to Agent), minus

d. By deleting Section 3.10 in its entirety and inserting the following in lieu thereof:

                  3.10 Letter of Credit Fees. Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by an percentage equal to the Applicable Letter of Credit Margin per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be

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          the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

e. By deleting Section 6.5 in its entirety and inserting the following in lieu thereof:

                  6.5 Reserved.

f. By deleting Sections 6.10 and 6.11 in their entirety and inserting the following in lieu thereof:

                  6.10 Undrawn Availability. Maintain Undrawn Availability at all times of at least the Required Undrawn Availability, including both prior to and immediately after any Advance.

                  6.11 Minimum EBITDA. Maintain EBITDA of at least the amount shown below the period corresponding thereto:

                  Period                                               Amount

          Fiscal Quarter ending June 30, 2002                       $ 5,198,000
          Fiscal Quarter ending September 30, 2002                  $ 1,532,800
          Two Fiscal Quarters ending December 31, 2002              $ 4,929,600
          Three Fiscal Quarters ending March 31, 2003               $ 8,326,400
          Four Fiscal Quarters ending on June 30, 2003
           and on the last day of each Fiscal Quarter thereafter    $11,732,200

                  6.12 Inventory Appraisal. Borrowers shall retain an independent third-party appraiser, acceptable to Agent, to conduct an updated appraisal of the Inventory of each Borrower and all books and records in connection therewith, which shall be in scope and content satisfactory to Agent and the Required Lenders, and Borrowers shall cause such appraisal to be initiated before September 1, 2002. Such appraisal shall be at the expense of the Borrowers.

g.                By deleting Exhibit E in its entirety:

3. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

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4.  Limited Waiver of Default. Certain Events of Default have occurred and exist under the Credit Agreement as a result of Borrowers' breach of Section 6.11 of the Credit Agreement for the Fiscal Quarter ending March 31, 2002 by failing to maintain the minimum required EBITDA (the "Designated Default"). Borrowers represent and warrant that the Designated Default is the only Default or Event of Default that exists under the Credit Agreement and the Other Documents as of the date hereof. Subject to the satisfaction of the condition precedent set forth in Section 5 hereof, Agent and Lenders hereby waive the Designated Default in existence on the date hereof. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Default in existence on the date of this Amendment or (b) each Borrower's obligation to comply with all of the terms and conditions of the Credit Agreement and the Other Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, each Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

5.  Condition Precedent. The effectiveness of the amendments contained in
Section 2 hereof and the limited waiver contained in Section 4 hereof are subject to the Borrowers having paid to Agent, for the ratable benefit of the Lenders executing this Amendment, an amendment fee of $181,378.44.

6. Additional Covenants. To induce Agent and Lenders to enter into this Amendment, Borrowers covenants and agree to pay to Agent, for the ratable benefit of the Lenders executing this Amendment, (a) an additional amendment fee of $150,000 in immediately available funds on August 31, 2002, if (i) Borrowers have not previously delivered an Acceptable Commitment Letter or (ii) Borrowers have not repaid all of the Obligations and terminated the Credit Agreement within sixty (60) days of delivering such Acceptable Commitment Letter, and (b) an additional amendment fee of $300,000 in immediately available funds on November 30, 2002, if Borrowers have not previously repaid all of the Obligations and terminated the Credit Agreement. As used herein, the term "Acceptable Commitment Letter" shall mean a commitment letter from a financial institution acceptable to Agent, in its sole discretion, and properly accepted by Borrowers providing for the extension of loans and other credit to Borrowers in an amount sufficient to repay, in full, all Obligations and containing such other terms and conditions as are acceptable to Agent, in its sole discretion.

7. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the Other Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); the security interests and liens granted by Borrowers in favor of Agent are duly perfected, first priority security interests and liens, except as permitted under the Credit Agreement; and unpaid principal amount of Advances as of the close of business on June 20, 2002, totaled $34,865,416.24.

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8.  Eurodollar Rate Loans. Notwithstanding any provision of the Credit Agreement to the contrary, after the date hereof (a) no outstanding Advance, or any part thereof, may be converted into or continued as a Eurodollar Rate Loan, and (b) each existing Eurodollar Rate Loan shall be converted into a Domestic Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan.

9. Letters of Credit. Notwithstanding any provision of the Credit Agreement to the contrary, after the date hereof Borrowers shall not be entitled to obtain, and Agent shall have no obligation to issue, any additional Letters of Credit.

10. Revolving Credit Notes. In connection with the reduction of the Maximum Revolving Advance Amount under the Credit Agreement from $75,000,000 to $50,000,000 pursuant to this Amendment, the Borrowers are not being required to execute and deliver new Revolving Credit Notes to each the Lenders as a matter of convenience to the Borrowers. Notwithstanding that the aggregate amount of the existing Revolving Credit Notes exceeds the Maximum Revolving Advance Amount in effect from time to time pursuant to this Agreement, Borrowers acknowledge and agree that they shall not be entitled to obtain any Advances in excess of the Maximum Revolving Advance Amount in effect under the Credit Agreement at any time.

11. Representations and Warranties. Borrowers represent and warrant to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof other than the Designated Default; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrowers and this Amendment has been duly executed and delivered by Borrowers; and all of the representations and warranties made by Borrowers in the Credit Agreement are true and correct on and as of the date hereof.

12. Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any of any representation, warranty or covenant herein shall constitute an Event of Default.

13. Expenses of Agent and Lenders. Each Borrower agrees to pay, on demand, all costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's and Lenders' legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

14. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

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15.   Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

17. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

18. Further Assurances. Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

19. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

20. Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent, Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

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21.       Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in, and delivered by their respective duly authorized officers on the date first written above.

                                           REPTRON ELECTRONICS, INC.

                                           By:_________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                                    [CORPORATE SEAL ]


                                           LAKE SUPERIOR MERGER CORPORATION


                                           By:_________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                                    [CORPORATE SEAL ]

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                                           HIBBING ELECTRONICS CORPORATION

                                           By:____________________________
                                            Name:_________________________
                                            Title:________________________

                                                    [CORPORATE SEAL]

                                                 Accepted and agreed to:
                                                 ----------------------

                                           PNC BANK, NATIONAL ASSOCIATION, as a
                                           Lender and as Agent


                                           By:____________________________
                                            Name:_________________________
                                            Title:________________________



                                           BANK OF AMERICA, N.A. f/k/a
                                           NationsBank, N.A. , as a Lender


                                           By:____________________________
                                            Name:_________________________
                                            Title:________________________


                                           FIRSTAR BANK, N.A., as a Lender


                                           By:____________________________
                                            Name:_________________________
                                            Title:________________________


                                           IBM CREDIT CORPORATION, as a Lender


                                           By:____________________________
                                            Name:_________________________

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                                              Title:___________________________


                                              COMERICA BANK, as a Lender


                                              By:______________________________
                                               Name:___________________________
                                               Title:__________________________

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